Exhibit No. 10.1

WINDSTREAM CORPORATION

2006 EQUITY INCENTIVE PLAN

RESTRICTED SHARES AGREEMENT- TIME-BASED VESTING ONLY

[Designated Executives]

Summary of Restricted Share Grant

Windstream Corporation, a Delaware corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of the Windstream Corporation 2006 Equity Incentive Plan (the “Plan”) and this Restricted Shares Agreement (the “Agreement”), the following number of Restricted Shares, on the Date of Grant set forth below:

Name of Grantee:

Number of Restricted Shares:

Date of Grant:	February 2, 2009

Terms of Agreement

1. Grant of Restricted Shares. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant, the total number of Restricted Shares (the “Restricted Shares”) set forth above. The Restricted Shares shall be fully paid and nonassessable.

2. Vesting of Restricted Shares.

(a) The Restricted Shares shall vest and become nonforfeitable if the Grantee shall have remained in the continuous employ of the Company or a Subsidiary through the vesting dates set forth below with respect to the percentage of Restricted Shares set forth next to such date:

Vesting Date	Percentage of Restricted Shares Vesting on such Vesting Date
February 15, 2010	1/3
February 15, 2011	1/3
February 15, 2012	1/3

(b) Notwithstanding the provisions of Section 2(a), all of the Restricted Shares covered by this Agreement shall immediately become vested and nonforfeitable if, during the vesting period, the Grantee (i) dies or becomes permanently disabled (as determined by the Committee) while in the employ of the Company or a Subsidiary, or (ii) the Grantee’s employment with the Company and its Subsidiaries is terminated without Cause (as defined in Section 19), or the Grantee terminates his employment with the Company or a Subsidiary for Good Reason (as defined in Section 19), in each case within the two year period immediately following a Change in Control.

(c) Notwithstanding anything contained in this Agreement to the contrary, the Committee may, in its sole discretion, accelerate the time at which the Restricted Shares become vested and nonforfeitable on such terms and conditions as it deems appropriate.

3. Forfeiture of Shares. The Restricted Shares that have not yet vested pursuant to Section 2 (including without limitation any cash dividends and non-cash proceeds related to the Restricted Shares for which the record date occurs on or after the date of forfeiture) shall be forfeited automatically without further action or notice if the Grantee ceases to be employed by the Company or a Subsidiary other than as provided in Section 2(b). In the event of a forfeiture of the Restricted Shares, the stock book entry account representing the Restricted Shares covered by this Agreement shall be cancelled and all Restricted Shares shall be returned to the Company.

4. Transferability. The Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, until the Restricted Shares have become nonforfeitable as provided in Section 2. Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Shares. The Committee, in its sole discretion, when and as is permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Restricted Shares, provided that any permitted transferee (other than the Company) shall remain subject to all the terms and conditions applicable to the Restricted Shares prior to such transfer.

5. Dividend, Voting and Other Rights. Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any cash dividends that may be paid thereon (which such dividends shall be paid no later than the end of the calendar year in which the dividends are paid to the holders of the Common Shares or, if later, the 15th day of the third month following the date the dividends are paid to the holders of the Common Shares); provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be considered Restricted Shares and shall be subject to the same restrictions as the Restricted Shares covered by this Agreement. Any cash dividends paid with respect to the Restricted Shares shall be reported on the Grantee’s annual wage and tax statement (Form W-2) as compensation and shall be subject to all applicable tax withholdings as provided in Section 10.

6. Custody of Restricted Shares; Stock Power. Until the Restricted Shares have become vested and nonforfeitable as provided in Section 2, the Restricted Shares shall be issued in book-entry only form and shall not be represented by a certificate. The restrictions set forth in this Agreement shall be reflected on the stock transfer records maintained by or on behalf of the Company. By execution of this Agreement and effective until the Restricted Shares have become vested and nonforfeitable as provided in Section 2, the Grantee hereby irrevocably constitute and appoint Jeffery R. Gardner, Brent Whittington, or John P. Fletcher, or any of them, attorneys-in-fact to transfer the Restricted Shares on the stock transfer records of the Company with full power of substitution. The Grantee agrees to take any and all other actions (including without limitation executing, delivering, performing and filing such other agreements, instruments and documents) as the Company may deem necessary or appropriate to carry out and give effect to the provisions of this Agreement.

7. Continuous Employment. For purposes of this Agreement, the continuous employment of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence approved by the Committee.

8. No Employment Contract; Disclaimer. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Grantee, in each case with or without cause. By acceptance of this Agreement, the Grantee acknowledges and agrees that neither this Agreement nor any other agreement awarded prior to the date hereof under any equity compensation plan of the Company or its subsidiaries has created or shall create, or be deemed or construed to create or have created, (i) a contractual, equitable, or other right to receive future grants of equity awards, or other benefits in lieu of equity awards, or (ii) a fiduciary duty or other comparable duty of trust or confidence owed to the Grantee (or any successor, assign, affiliate or family member of the Grantee) by the Company and its affiliates and their respective officers, directors, employees, agents or contractors.

9. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

10. Taxes and Withholding. The Grantee is responsible for any federal, state, local or other taxes with respect to the Restricted Shares (including the grant, the vesting, the receipt of Common Shares, the sale of Common Shares and the receipt of dividends, if any). The Company does not guarantee any particular tax treatment or results in connection with the grant or vesting of the Restricted Shares or the payment of dividends. If the Company or any Subsidiary is required to withhold any federal, state, local or other taxes in connection with the delivery or vesting of the Restricted Shares, the Grantee shall pay the tax or make provisions that are satisfactory to the Company or such Subsidiary for the payment thereof. The Grantee may elect to satisfy all or any portion of any such withholding obligation by surrendering to the Company or such Subsidiary a portion of the Common Shares that become vested and nonforfeitable hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such Common Shares on the date of such surrender.

11. Section 83(b) Election Prohibited. As a condition to receiving this award, the Grantee acknowledges and agrees that he or she shall not file an election under Section 83(b) of the Code with respect to all or any portion of the Restricted Shares.

12. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the New York Stock Exchange or any national securities exchange with respect to the Restricted Shares; provided, however, notwithstanding any other provision of this Agreement, the Restricted Shares shall not be delivered or become vested if the delivery or vesting thereof would result in a violation of any such law or listing requirement.

13. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.

14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Compensation Committee of the Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Shares.

16. Successors and Assigns. Without limiting Section 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

18. Electronic Delivery. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

19. Definitions. Where used herein, the terms “Cause” and “Good Reason” shall have the meanings given to such terms in the employment agreement or change in control agreement in effect for the Grantee immediately prior to his termination of employment, or if none is in effect at that time, such terms shall be defined as follows:

(a) “Cause” shall mean the occurrence of any one of the following: (i) the willful failure by the Grantee substantially to perform the Grantee’s duties with the Company or a Subsidiary, other than any failure resulting from the Grantee’s incapacity due to physical or mental illness, that continues for at least 30 days after the Board delivers to the Grantee a written demand for performance that identifies specifically and in detail the manner in which the Board believes that the Grantee willfully has failed substantially to perform the Grantee’s duties or (ii) the willful engaging by the Grantee in misconduct that is demonstrably and materially injurious to the Company or any Subsidiary, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith and without reasonable belief that the Grantee’s act, or failure to act, was in the best interest of the Company and its Subsidiaries.

(b) “Good Reason” shall mean the occurrence, without the Grantee’s express written consent, of any one of the following: (i) the assignment to the Grantee of any duties inconsistent with the Grantee’s status as an executive officer of the Company or of a Subsidiary or a substantial adverse alteration in the nature or status of the Grantee’s responsibilities from those in effect immediately prior to the Change in Control; (ii) a reduction by the Company in the Grantee’s annual base salary to any amount less than the Grantee’s annual base salary as in effect immediately prior to the Change in Control; (iii) the relocation of the principal executive offices of the Company or of a Subsidiary, as the case may be, to a location more than 35 miles from the location of such offices immediately prior to the Change in Control or the Company’s requiring the Grantee to be based anywhere other than the principal executive offices of the Company or of a Subsidiary as the case may be, except for required business travel to an extent substantially consistent with the Grantee’s business travel obligations immediately prior to the Change in Control; (iv) the failure by the Company to pay to the Grantee any portion of the Grantee’s current compensation, or to pay to the Grantee any deferred compensation under any deferred compensation program of the Company, within five days after the date the compensation is due or to pay or reimburse the Grantee for any expenses incurred by him for required business travel; (v) the failure by the Company to continue in effect any compensation plan in which the Grantee participates immediately prior to the Change in Control that is material to the Grantee’s total compensation, including but not limited to, stock option, restricted stock, stock appreciation right, incentive compensation, bonus, and other plans, unless an equitable alternative arrangement embodied in an ongoing substitute or alternative plan has been made, or the failure by the Company to continue the Grantee’s participation therein (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of compensation provided and the level of the Grantee’s participation relative to other participants, than existed immediately prior to the Change in Control; or (vi) the failure by the Company to continue to provide the Grantee with benefits substantially similar to those enjoyed by the Grantee under any of the Company’s pension, profit-sharing, life insurance, medical, health and accident, disability, or other employee benefit plans in which the Grantee was participating immediately prior to the Change in Control; the failure by the Company to continue to provide the Grantee any material fringe benefit or perquisite enjoyed by the Grantee immediately prior to the Change in Control; or the failure by the Company to provide the Grantee with the number of paid vacation days to which the Grantee is entitled in accordance with the Company’s normal vacation policy in effect immediately prior to the Change in Control.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

WINDSTREAM CORPORATION

By:
Name:
Title:

The undersigned hereby acknowledges that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) are available for viewing on the Company’s intranet site at windstream.com. The Grantee hereby consents to receiving this Prospectus Information electronically, or, in the alternative, agrees to contact                      to request a paper copy of the Prospectus Information at no charge. The Grantee represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the award of Restricted Shares on the terms and conditions set forth herein and in the Plan.

Grantee:

Date: